Exhibit 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Ziad Ghanem, Chief Executive Officer of TerrAscend Corp. (the “Company”), hereby certify, that, to my knowledge:

1.	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2023
/s/ Ziad Ghanem
Ziad Ghanem
President and Chief Executive Officer
(Principal Executive Officer)